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                                                                    EXHIBIT 99.1

           BOWLIN OUTDOOR ADVERTISING AND TRAVEL CENTERS INCORPORATED
      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BOWLIN
                     OUTDOOR ADVERTISING AND TRAVEL CENTERS
              INCORPORATED FOR THE SPECIAL MEETING OF STOCKHOLDERS

         The undersigned stockholder(s) of BOWLIN OUTDOOR ADVERTISING AND TRAVEL CENTERS INCORPORATED, a Nevada corporation (the "Company"), hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement/Prospectus dated ______________, 2000, and hereby appoint(s) Michael
L. Bowlin proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned at the Special Meeting of Stockholders of the Company, to be held at the offices of ______________________________________, on January 19, 2001 at _______ a.m.,
local time, and at any and all adjournments or postponements thereof, and to vote all shares of Common Stock held by the undersigned, with all powers that the undersigned would possess if personally present, on each of the matters referred to below.

                    [X] PLEASE MARK VOTES AS IN THIS EXAMPLE.

         This proxy revokes any and all other proxies heretofore given by the undersigned.

1. PROPOSAL NO. 1: To adopt the merger agreement among Bowlin Outdoor Advertising and Travel Centers Incorporated, Lamar Advertising Company and Lamar Southwest Acquisition Corporation.

         [  ]     FOR               [  ]    AGAINST           [  ]     ABSTAIN

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1. IT WILL ALSO BE VOTED IN THE DISCRETION OF THE PROXYHOLDERS ON ANY OTHER MATTER OF BUSINESS PROPERLY COMING BEFORE THE MEETING.

Dated:              , 2000          Stockholder Name:
       --------- ---                                  -------------------------

                                    Please print or type your name in the space above as it appears on your stock certificate. When shares are held in common or in joint tenancy, both should sign. When signing as an attorney, executor, administrator, trustee, guardian or in a fiduciary capacity, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized person. If a partnership, please sign in partnership name by an authorized person.

                                    Signatures:

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             Please return by promptly marking, signing, dating and
                  returning proxy to the corporate offices of

           BOWLIN OUTDOOR ADVERTISING AND TRAVEL CENTERS INCORPORATED
                                150 Louisiana NE
                              Albuquerque, NM 87108

         Or by faxing the same to: (505) 266-1422; Attention: Secretary

I will _______ Will not __________ attend the Meeting.